Exhibit 10.2

XUNLEI LIMITED

2013 SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the Xunlei Limited 2013 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Xunlei Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”) by linking the personal interests of the senior management of the Company to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the senior management of the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan or an Award Agreement, they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1  “Administrator” means the administrator of the Plan as described in Article 8.

2.2  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system.

2.3  “Award” means a Restricted Share granted to a Participant pursuant to the Plan.

2.4  “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5  “Board” means the Board of Directors of the Company.

2.6  “Code”  means the Internal Revenue Code of 1986  of the United States,  as amended.

2.7  “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Administrator shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)         an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(b)         the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)         the complete liquidation or dissolution of the Company;

(d)         any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction;

(e)         acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(f)         the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by the Incumbent Board pursuant to the then effective Articles of Association of the Company, such new member of the Board shall be considered as a member of the Incumbent Board.

2.8  “Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy.

If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

2.9  “Effective Date” shall have the meaning set forth in Section 9.1.

2.10  “Employee” means any person, including an officer or a member of the Board of the Company or any Parent or Subsidiary of the Company, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.11  “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.12  “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)         If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange and The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)         If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)         In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Administrator determines to be indicative of Fair Market Value and relevant.

2.13  “Participant” means a person who, as a member of the senior management of the Company, or as counsel or consultant to the Company, has been granted an Award by the Administrator pursuant to the Plan.

2.14  “Parent” means a parent corporation under Section 424(e) of the Code.

2.15  “Plan”  means this Xunlei Limited 2013  Share Incentive Plan, as it may be amended from time to time.

2.16  “Qualified IPO” has the definition assigned to it in Section 10  of the Fifth Amended Restated Shareholders Agreement dated February 6, 2012 (as may be further amended and restated from time to time) among the Company,  its subsidiaries and consolidated affiliated entity, Messrs. Zou Shenglong and Cheng Hao, and various investors of the Company.

2.17  “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.18  “Restricted Share” means a Share awarded to a Participant pursuant to Article 5 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.19  “Securities Act”  means the Securities Act of 1933 of the United States, as amended.

2.20  “Service Recipient”  means the Company, any Parent or Subsidiary of the Company and any Related Entity to which a Participant provides services as an Employee, a Consultant or a Director.

2.21  “Share” means common shares, par value US$0.00025 per share, of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 10. When referenced in the context of listings on a stock exchange or quotations on an automated quotation system, “Shares” may also refer to American depositary shares or other securities representing the common shares.

2.22  “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.  For purposes of this Plan, Subsidiary shall also include any consolidated variable interest entity of the Company.

2.23  “Trade Sale”  means (a)  a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (c) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company or (d) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, in each case prior to a Qualified IPO.

2.24  “Trading Date” means the closing of the first sale to the general public of the Shares pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a)           Subject to the provisions of Article 10 and Section 3.1(b), the maximum aggregate number of Shares which may be issued pursuant to all Awards is 9,073,732.

(b)           To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the vesting of any Award under the Plan, in payment of the tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a).  If any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a).

3.2  Shares Distributed.  In the discretion of the Administrator, American Depositary Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award.  If the number of Shares represented by an American Depositary Share is other than on a one-to-one basis, the limitations of Section 3.1(a) shall be adjusted proportionally, in accordance with the Shares to American Depositary Share ratio, to reflect the distribution of American Depositary Shares in lieu of Shares.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1  Eligibility. Persons eligible to participate in this Plan include members of senior management of the Company, or counsel or consultants to the Company, as determined by the Administrator.

4.2  Participation.  Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any automatic right to be granted an Award pursuant to this Plan.

4.3  Jurisdictions.  In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

RESTRICTED SHARES

5.1  Grant of Restricted Shares.  The Administrator, at any time and from time to time, may grant Restricted Shares to Participants as the Administrator, in its sole discretion, shall determine.  The Administrator, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

5.2  Restricted Shares Award Agreement.  Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Restricted Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.  Unless the Administrator determines otherwise, Restricted Shares shall be held by the Administrator as escrow agent until the restrictions on such Restricted Shares have lapsed.

5.3  Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote or the right to receive dividends on the Restricted Shares).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

5.4  Forfeiture/Repurchase.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Administrator may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b)  in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

5.5  Certificates for Restricted Shares.  Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.

5.6  Removal of Restrictions.  Except as otherwise provided in this Article 5 or any Restricted Shares Award Agreement,  Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed.  The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow as necessary or appropriate to minimize administrative burdens on the Company.

ARTICLE 6

PROVISIONS APPLICABLE TO AWARDS

6.1  Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

6.2  Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.  The Administrator by express provision in the Award or an amendment thereto may permit an Award to be transferred to and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish.  Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

6.3  Beneficiaries.  Notwithstanding Section 6.2, a Participant may, in the manner determined and consented to by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

6.4          Share Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the vesting of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded.  All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

6.5          Paperless Administration.  Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and procedures for vesting of Awards by an Internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 7

CHANGES IN CAPITAL STRUCTURE

7.1          Adjustments.  In the event of any share dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the price of a Share, the Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant price per share for any outstanding Awards under the Plan.

7.2          Corporate Transactions.  Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Administrator anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Administrator may, in its sole discretion, provide for (i) accelerate the vesting of such Awards as the Administrator shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the vesting of such Award, or (iii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

7.3          Outstanding Awards — Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 10, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

7.4          No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant price of any Award.

ARTICLE 8

ADMINISTRATION

8.1          Administrator.  Before the Shares are listed on a stock exchange, the Plan shall be administered by Leading Advice Holdings Limited (the “Administrator”). After the Shares are listed on a stock exchange, the Plan shall be administered by the Board or the Compensation Committee of the Board (or a similar body) formed in accordance with applicable exchange rules, and the term “Administrator” shall refer to Leading Advice Holdings Limited or such Compensation Committee, as applicable. The Administrator may delegate to a person or committee of its designation the authority to grant or amend Awards to Participants.

8.2          Registered Holder.  Leading Advice Holdings Limited or its designee shall be registered in the Register of Members of the Company as the holder of the underlying Shares of any Awards.

8.3          Reports.  The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to it by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

8.4          Authority of the Administrator.        Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Awards;

(b)           Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(c)           Determine the terms and conditions of any Award granted pursuant to the Plan,  including,  but not limited to,  the grant price or purchase price,  any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award,  and accelerations or waivers thereof,  any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(d)           Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or an Award may be canceled, forfeited, or surrendered;

(e)           Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(f)            Decide all other matters that must be determined in connection with an Award;

(g)           Establish,  adopt,  or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(h)           Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(i)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

8.5          Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 9

EFFECTIVE AND EXPIRATION DATE

9.1          Effective Date.  The Plan is effective as of the date it is adopted and approved by the Board (the “Effective Date”).  The Plan shall be ratified by the shareholders of the Company by unanimous written resolutions or at a meeting duly held in accordance with the applicable provisions of the Company’s Articles of Association within 12 months of the

Effective Date.

9.2          Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after,  the tenth anniversary of the Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 10

AMENDMENT, MODIFICATION, AND TERMINATION

10.1        Amendment, Modification and Termination.  With the approval of the Board, at any time and from time to time, the Administrator may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Company decides to follow home country practice, and (b) unless the Company decides to follow home country practice, shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 10), (ii) permits the Administrator to extend the term of the Plan, or (iii) results in a material increase in benefits or a change in eligibility requirements.

10.2        Awards Previously Granted.  Except with respect to amendments made pursuant to Section 11.15, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 11

GENERAL PROVISIONS

11.1        No Rights to Awards.  No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, employees, and other persons uniformly.

11.2        No Shareholders Rights.  Participants will not be entitled to any of the rights of a Shareholder of the Company (including to dividends) on unvested portions of Awards. Participants will be entitled to dividends on the vested portions of Awards. The Administrator will hold all vested portions of Awards for the Participant’s benefit and exercise the voting rights with respect to those Shares.

11.3        Taxes.  No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

11.4        No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

11.5        Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.6        Indemnification.  To the extent allowable pursuant to Applicable Laws, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.7        Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.8        Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

11.9        Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.10      Fractional Shares.  No fractional Shares shall be issued and the Administrator shall determine,  in its discretion,  whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

11.11      Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.12      Government and Other Regulations.  The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction.  If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.13      Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Cayman Islands.

11.14      Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

11.15      Appendices.  The Administrator may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitation contained in Section 3.1 of the Plan without the approval of the Board.

*    *    *    *    *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Xunlei Limited on                                , 2013.

I hereby certify that the foregoing Plan was approved by the shareholders of Xunlei Limited on                                , 2013.

Executed on this              day of                 , 2013.

Name:
Title:	Director